UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	November 23, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act;

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On November 23, 2015 the Company issued a press release announcing a capital increase in the Registrant’s consolidated financial statements for the period ended September 30, 2015.

A copy of the press release is attached hereto as Exhibit 10.1.

Forward Looking Statements

This report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this report that are not historical facts, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements.  These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Investors and readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this report on Form 8-K.  Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report on Form 8-K.  Additional information on risks and other factors that may affect the business and financial results of Omagine, Inc. can be found in other filings (the “SEC Filings”) of Omagine, Inc. with the United States Securities and Exchange Commission (the “SEC”). Investors are urged to review the Company’s other SEC Filings.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit Number and Description:

Exhibit 10.1	The press release dated November 23, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2015

Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan Chairman of the Board, President and Chief Executive Officer

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